BYLAWS OF POTOMAC HARMANS CORPORATION
ARTICLE I Offices

          Section 1. Resident Agent. The name of the initial resident agent in the State of Maryland is The Corporation Trust Incorporated and the address of the initial resident agent is 32 South Street, Baltimore, Maryland 21202.

Section 2. Principal Office. The initial address of the principal office of the corporation is 7529 Harmans Road, Harmans, Maryland 21077.
Section 3. Additional Offices. The corporation may also have business offices at such places both within and without the State of Maryland as the board of directors may from time to time determine.
ARTICLE II Stockholders' Meetings

          Section 1. Place of Meetings. Meetings of the stockholders shall be held at the principal office of the corporation or at such other place, within or without the State of Maryland, as the board of directors may from time to time select.

          Section 2. Annual Meeting. An annual meeting of the stockholders shall be held in March of each year at such time and date during that month as shall be designated by the board of directors. At such meeting the stockholders shall transact any business lawfully before them, and shall elect the board of directors. Any business of the corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required by the laws of the State of Maryland to be stated in the notice.

          Section 3. Special Meetings. Special meetings of the stockholders may be called by the president or secretary, by a majority of the board of directors or by request to the secretary by the holders of not less than twenty-five percent (25%) of the shares outstanding and entitled to vote at such meeting; provided that unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, the secretary shall not be required to call a special meeting to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the twelve (12) months preceding the request to call such new special meeting.

          Section 4. Notice of Meetings. A written or printed notice of each stockholders meeting, stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes of the meeting, shall be given by the secretary of the corporation or by the person authorized to call the meeting to each stockholder of record entitled to vote at the meeting. This notice shall be sent not less than ten (10) nor more than ninety (90) days before the date of the meeting by personal delivery, by mail or by telegram, charges prepaid, to the address of the stockholder which appears on the books of the corporation.

          Section 5. Waiver of Notice. A stockholder, either before or after a stockholders' meeting, may waive notice of the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance at a stockholders' meeting, either in person or by proxy, of a person entitled to notice shall constitute a waiver of notice of the meeting unless he attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

Section 6. Business of Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 7. Voting Rights. Subject to the provisions of the laws of the State of Maryland, each holder of capital stock in the corporation shall be entitled at each stockholders' meeting to one vote for every share of stock standing in his name on the books of the corporation.

          Section 8. Proxies. A stockholder entitled to vote may vote in person or by proxy executed in writing by the stockholder or by his attorney-in-fact. A proxy shall not be valid after eleven (11) months from the date of its execution unless a longer period is expressly stated thereon.

Section 9. Quorum. The presence, in person or by proxy, of the holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum at meetings of stockholders

          Section 10. Majority. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required-by the articles of incorporation, by statute or by these bylaws.

          Section 11. Adjournments. A meeting of stockholders convened on the date for which it was called may be adjourned prior to the completion of business thereat to a date not more than 120 days after the record date of the original meeting. Notice of a subsequent meeting held as a result of an adjournment, other than by announcement at the meeting at which the adjournment was taken, shall not be necessary. If a quorum is present or represented at such subsequent meeting, any business may be transacted thereat which could have been transacted at the meeting which was adjourned.

          Section 12. Informal Action by Stockholders. Any action that may be taken at a meeting of stockholders may be taken without a meeting if a written consent setting forth the action shall be signed by all of the stockholders entitled to vote on the action and shall be filed with the secretary of the corporation. This consent shall have the same effect as a unanimous vote at a stockholders' meeting.

ARTICLE III The Board of Directors

          Section 1. Number, Qualifications and Term of Office. The business and affairs of the corporation shall be managed by a board of three (3) directors, who need not be residents of the State of Maryland nor hold shares in the corporation. The number of directors may be increased or decreased pursuant to amendment of these bylaws, but shall never be less than three; provided that if, at any time, the corporation has less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. Each director, except one appointed to fill a vacancy, shall be elected to serve for the term of one year and until his successor shall be elected and shall qualify.

          Section 2. Vacancies. Except as otherwise provided in this section 2, vacancies on the board of directors shall be filled by a majority of the remaining members of the board, even though less than a quorum of the entire board. Each director so selected shall serve until his successor is elected by the stockholders at the next annual meeting or at a special meeting earlier-called for that purpose and qualifies. Vacancies on the board of directors due to the removal of a directors or to an increase in the number of directors shall be filled only by the stockholders at an annual meeting or at a special meeting called for that purpose. A director elected by the stockholders to fill a vacancy which results from the removal of a director shall serve for the balance of the term of the removed director.

          Section 3. Removal. At an annual meeting or at a special meeting of stockholders called for that purpose the entire board of directors or any individual director may be removed from office with or without assignment of cause only by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

          Section 4. Management. The business and affairs of the corporation shall be managed by its board of directors, which may exercise all of the powers of the corporation except such as are by law, by the articles of incorporation or by these bylaws conferred upon or reserved to the stockholders.

          Section 5. Committees of Directors. The board of directors, by resolution adopted by a majority of the whole board, may appoint from among its members an executive committee and other committees composed of two or more directors which, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the business and affairs of the corporation except the power to declare dividends or distributions on stock, to amend the bylaws, to issue stock other than in a manner prescribed in these bylaws, to recommend to the stockholders any action which requires stockholder approval or to approve any merger, consolidation or share exchange which does not require stockholder approval. Vacancies in the membership of the committee shall be filled by the board of directors at an annual or special meeting of the board of directors. Each committee shall keep regular minutes of its proceedings and report the same to the board when requested.

ARTICLE IV Meetings of the Board of Directors

Section 1. Place of Meeting. The meetings of the board of directors may be held at the principal office of-the corporation or at any place within or without the State of Maryland that a majority of the board of directors may from time to time designate.

Section 2. Annual Meeting. The board of directors shall meet each year immediately after the annual meeting of the stockholders to elect officers and consider other business.
Section 3. Special Meetings. Special meetings of the board of directors may be called at any time by the president.

          Section 4. Notice of Meetings. Written notice of each meeting of the board of directors shall be given to each director at least three (3) days before the meeting and shall set forth the time and place of such meeting. This notice may be given either personally, or by sending a copy of the notice by registered mail, return receipt requested, or by telegram, charges prepaid, to the address of each director appearing on the books of the corporation or to such other address as may be designated by such director in writing to the secretary of the corporation.

          Section 5. Waiver of Notice. A director may waive in writing notice of a meeting of the board of directors either before or after the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened.

          Section 6. Quorum. At meetings of the board of directors a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. If a quorum is present, except as otherwise provided in these bylaws, the acts of a majority of the directors in attendance shall be the acts of the board.

          Section 7. Participation By Conference Telephone. Members of the board of directors, or any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

          Section 8. Adjournments. Any meeting of the board of directors may be adjourned prior to the completion of business thereat. Notice of such meeting held as a result of an adjournment, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. If a quorum is present at such subsequent meeting, any business may be transacted thereat which could have been transacted at the meeting which was adjourned.

          Section 9. Informal Action. If all of the directors consent in writing to any action required or permitted to be taken at a meeting of the board of directors and the writing or writings evidencing their consent are filed by the secretary of the corporation with the minutes of proceedings of the board of directors, the action shall be as valid as though it had been taken at a meeting of the board.

ARTICLE V Officers, Agents, and Employees

          Section 1. Officers. The officers of the corporation shall be chosen by a majority vote of the board of directors, and shall consist of a president, one or more vice presidents, a secretary, and a treasurer. Other officers, assistant officers, agents and employees that the board of directors from time to time may deem necessary may be elected by the board or be appointed in a manner prescribed by the board. Two or more offices may be held by the same person, except that a person may not serve concurrently as both president and vice president. Officers shall hold office for one year and until their successors are chosen and have qualified, unless they sooner resign or are removed from office as provided in these bylaws.

          Section 2. Vacancies. When a vacancy occurs in one of the offices by death, resignation, or otherwise, it shall be filled by the board of directors. The officer so selected shall hold office until his successor is chosen and qualified, unless he sooner resigns or is removed from office as provided in these bylaws.

          Section 3. Salaries. The board of directors shall fix the salaries of the officers of the corporation. The salaries of other agents and employees of the corporation may be fixed by the board of directors or by an officer to whom that function has been delegated by the board.

          Section 4. Removal of Officers and Agents. An officer or agent of the corporation may be removed by the board of directors if the board in its judgment finds that the best interests of the corporation will be served thereby.

          Section 5. President. The president shall be the chief executive officer of the corporation and shall have general supervision of the business of the corporation. The president shall preside at all meetings of stockholders and directors, and shall present at each annual meeting of the stockholders a report of the business of the corporation for the preceding fiscal year. In the absence of any contrary designation by the board of directors, the president shall have the authority to execute all authorized contracts and other obligations-in the name of the corporation. The president also shall perform whatever duties and have whatever powers the board of directors may from time to time prescribe.

          Section 6. Vice President. The vice president or vice presidents, if any, shall perform the duties of the president in the absence or disability of the president, and shall have such powers and perform such other duties as the board of directors may from time to time prescribe.

          Section 7. Secretary. The secretary shall attend all meetings of the board of directors and of the stockholders and shall keep or cause to be kept a true and complete record of the proceedings of those meetings. The secretary shall keep the corporate seal of the corporation, and when directed by the president or by the board of directors shall affix it to any instrument requiring it. If required by statute or these bylaws, the secretary shall give, or cause to be given, notice of all meetings of the directors or of the stockholders. The secretary also shall perform whatever duties and have whatever powers the board of directors may from time to time prescribe.

          Section 8. Treasurer. The. treasurer shall have custody of corporate funds and securities. The treasurer shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate moneys and other valuable effects in the name and to the credit of the corporation in a depository or depositories designated by the board of directors. The treasurer shall disburse the funds of the corporation and shall render to the president or the stockholders or the board of directors, whenever they may require it, an account of his or her transactions as treasurer and of the financial condition of the corporation. The treasurer also shall perform whatever duties and have whatever powers the board of directors shall from time to time prescribe.

ARTICLE VI Share Certificates and the Transfer of. Shares

          Section 1. Share Certificates. 'Each stockholder shall be entitled to a certificate or certificates, in a form approved by the board of directors, which shall represent and certify the number, kind and class of shares owned by him or her in the corporation. Each certificate shall be signed by the president or a vice president, and by the secretary or the treasurer.

          Section 2. Record Date and Closing of Transfer Books. The board of directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date shall be not more than ninety (90) days, and in case of a meeting of stockholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. The stock transfer books of the corporation may not be closed for a period longer than twenty (20) days.

          If no record is fixed and the stock transfer books are not closed, the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the later-of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth (30th) day before the meeting. If no record date is fixed, the record date for determining stockholders for any purpose other than that specified in the preceding sentence shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted.

          When a determination of stockholders of record entitled to notice of, or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any future meeting in respect of an adjournment thereof, unless the directors fix a new record date under this section for such future meeting.

          Section 3. Registered Stockholders. The corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the law of the State of Maryland, shall not be bound to recognize any equitable or other claim to or interest in the shares.

          Shares of the corporation shall only be transferred on its books upon the surrender to the corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon presentation of adequate evidence of the validity of the transfer under this section and the laws of the State of Maryland. In that event, the surrendered certificates shall be canceled, new certificates issued to the person entitled to them and the transaction recorded on the books of the corporation.

          Section 4. Lost Certificates. The board of directors may direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost. The board, in its discretion, may as a condition precedent to issuing the new certificate, require the owner to give the corporation a bond as indemnity against any claim that may be made against the corporation-on the certificate allegedly destroyed or lost.

ARTICLE VII General Provisions

          Section 1. Execution of Written Instruments. Contracts, deeds, documents, and instruments shall be executed by the president and attested by the secretary, unless the board of directors shall, in a particular situation, designate another procedure for their execution.

Section 2. Signing of Checks and Notes. Checks, notes, drafts, and demands for money shall be signed by such person or persons as may be designated by the board of directors.

          Section 3. Seal. The corporate seal, if any, shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 4. Fiscal Year. The fiscal year of the corporation shall be January 1 to December 31.

          Section 5. Indemnification. The corporation shall indemnify, to the full extent permitted by applicable law, any present or former director, officer, agent or employee, or any person who may. be serving or have served at the request of the corporation as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise.

          Section 6. Voting Shares Held in Other Corporations. In the absence of other arrangements by the board of directors, shares of stock issued by any other corporation and owned or controlled by this corporation may be voted at any stockholders' meeting of the other corporation by the president of this corporation or, if he or she is not present at the meeting, by any vice president of this corporation, and in the event neither the president nor any vice president is to be present at a meeting, the shares may be voted by such person as the president and secretary of the corporation shall by duly executed proxy designate to represent the corporation at the meeting.

ARTICLE VIII Amendments

          These bylaws may be repealed or amended, or a new code of bylaws adopted, only by the affirmative vote of holders of a majority of the total number of shares issued and outstanding or by the board of directors.